UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 26, 2013

United States Steel Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-16811	25-1897152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Grant Street, Pittsburgh, PA	15219-2800
(Address of principal executive offices)	(Zip Code)

(412) 433-1121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On March 26, 2013, United States Steel Corporation (“U. S. Steel”) issued and sold $275,000,000 aggregate principal amount of 6.875% Senior Notes due 2021 (the “Senior Notes”) under an Indenture dated as of May 21, 2007 (the “Base Indenture”) between U.S. Steel and The Bank of New York Mellon, a New York banking corporation, as Trustee (the “Trustee”), as supplemented by a Sixth Supplemental Indenture dated March 26, 2013 between U. S. Steel and the Trustee. The Senior Notes were sold pursuant to U. S. Steel’s effective shelf registration statement on Form S-3ASR (File No. 333-186702) filed on February 15, 2013 and the related Prospectus dated February 15, 2013, as supplemented by the Prospectus Supplement dated March 20, 2013 relating to the Senior Notes. A copy of the opinion of counsel of U. S. Steel relating to the validity of the Senior Notes is attached hereto as Exhibit 5.1 and is incorporated herein by reference.

On March 26, 2013, U. S. Steel issued and sold $316,250,000 aggregate principal amount of 2.75% Senior Convertible Notes due 2019 (the “Convertible Notes”) under the Base Indenture, as supplemented by a Seventh Supplemental Indenture dated March 26, 2013 between U. S. Steel and the Trustee. The Convertible Notes were sold pursuant to U. S. Steel’s effective shelf registration statement on Form S-3ASR (File No. 333-186702) filed on February 15, 2013 and the related Prospectus dated February 15, 2013, as supplemented by the Prospectus Supplement dated March 20, 2013 relating to the Convertible Notes. A copy of the opinion of counsel of U. S. Steel relating to the validity of the Convertible Notes and the shares of U. S. Steel common stock issuable upon conversion thereof is attached hereto as Exhibit 5.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

5.1 Opinion and consent of John J. Moran. Jr., Esq. regarding the Senior Notes.

5.2 Opinion and consent of John J. Moran. Jr., Esq. regarding the Convertible Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION

By	/s/ John J. Quaid
John J. Quaid
Vice President & Treasurer

Dated: March 26, 2013